Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 1 TO UNIT PURCHASE AND SUPPORT AGREEMENT

THIS AMENDMENT NO. 1 TO UNIT PURCHASE AND SUPPORT AGREEMENT (this “Amendment”), dated as of August 30, 2016, is made by and among (A) Horsehead Holding Corp. (as debtor in possession and a reorganized debtor, as applicable, the “Company”) on behalf of itself, and, subject to Section 10.1 of the Agreement (as defined below), each of the other Debtors, and (B) the parties listed as “Plan Sponsors” on Schedule 1 hereto (each a “Plan Sponsor” and collectively, the “Plan Sponsors,” and, together with the Company, the “Parties”).

Capitalized terms not defined herein have the meanings assigned to such terms in that certain Unit Purchase and Support Agreement, dated as of July 11, 2016, by and among the Parties (the “Agreement”).

WHEREAS, pursuant to Section 10.10 of the Agreement, the Parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing preamble and recital, which shall constitute a part of this Amendment, and the mutual promises contained in this Amendment, and intending to be legally bound thereby, the Parties agree as follows.

1.	Amendments to Agreement.

(a) The definition of “ACC Purchase Percentage” set forth in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

““ACC Purchase Percentage” means, with respect to each Plan Sponsor, a percentage equal to the percentage set forth next to such Plan Sponsor’s name in the column entitled “ACC Purchase Percentage” as set forth on Schedule 2 attached hereto; provided, however, that for purposes of this definition, each Plan Sponsor shall be deemed to hold the Votable Claims held by such Plan Sponsor’s Related Purchasers.”

(b) Section 2.1(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“On and subject to the terms and conditions hereof, including entry of the UPA Approval Order by the Bankruptcy Court and corresponding Recognition Order of the Canadian Court, each party listed under the column “Additional Capital Commitment Participant” on Schedule 1 attached hereto (each, an “Additional Capital Commitment Participant”) has committed to purchase its respective ACC Purchase Percentage (and not less than or more than its ACC Purchase Percentage) of the Additional Capital Commitment Units.”

(c) Section 2.1(d)(iii) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Reorganized Holdings shall not have spent, or committed to spend, any money on operating or improving its Mooresboro facility unless and until it has first called all of the Additional Capital Commitment Units for such purpose, and the Additional Capital Commitment Units shall only be called and shall be used exclusively for such purpose; provided, however, that Reorganized Holdings may call up to $15,000,000 of Additional Capital Commitment Units for working capital needs and other general purposes for Reorganized Holdings and its Subsidiaries.”

(d) Section 2.4(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Subscription Escrow Account Funding. No later than the later of (i) three (3) Business Days following receipt of the Funding Notice delivered at least five (5) Business Days prior to the anticipated Closing Date and (ii) two (2) Business Days prior to the anticipated Closing Date (such date, the “Subscription Escrow Funding Date”), each Plan Sponsor shall deliver and pay an amount equal to (x) the Purchase Price, multiplied by (y) such Plan Sponsor’s Purchase Percentage of the Emergence Equity Units as set forth on Schedule 2 (as amended and restated to reflect any revisions for a Plan Sponsor Default, in each case, as contemplated by and pursuant to Section 2.3), by wire transfer in immediately available funds in U.S. dollars into the Subscription Escrow Account in satisfaction of such Plan Sponsor’s Emergence Equity Purchase; provided, however, that each Plan Sponsor may elect, in its sole and absolute discretion and by written notice to the DIP Agent and the Company, and the Subscription Agent, to fund any portion of its respective Emergence Equity Purchase by agreeing to cause the DIP Agent, and directing the DIP Agent, to pay any amounts to be paid to such Plan Sponsor under the terms of the DIP Loan to the Subscription Escrow Account and, upon such direction, any such amounts shall be deemed paid by such Plan Sponsor to the Subscription Escrow Account and shall be held pursuant to the terms hereof and the Subscription Escrow Agreement. The Subscription Escrow Account shall be established with the Subscription Agent, pursuant to an escrow agreement in form and substance mutually satisfactory to the Requisite Plan Sponsors and the Company (the “Subscription Escrow Agreement”). The funds held in the Subscription Escrow Account shall be released, and each Plan Sponsor shall receive from the Subscription Escrow Account the cash amount actually funded to the Subscription Escrow Account by such Plan Sponsor, plus any interest accrued thereon, promptly following the earlier to occur of (i) the termination of this Agreement in accordance with its terms and (ii) the Outside Date if, by such date, the Closing has not occurred. On or prior to the Subscription Escrow Funding Date, each Plan Sponsor shall deliver to Akin Gump Strauss Hauer & Feld LLP a duly executed signature page to the New Limited Liability Company Agreement for each Plan Sponsor (or Affiliate of a Plan Sponsor) that will receive New Common Equity pursuant to this Agreement or the Plan, which signature page or pages will be held in escrow until automatically released upon the occurrence of the Closing in accordance with the terms hereof.”

(e) Section 6.1(c)(iv) of the Agreement is hereby amended and restated in its entirety to read as follows:

“obtain the entry of the UPA Approval Order on or prior to September 9, 2016 and cause the UPA Approval Order to become a Final Order (and request that such Order be effective immediately upon entry by the Bankruptcy Court pursuant to a waiver of Rules 3020 and 6004(h) of the Bankruptcy Rules, as applicable), as soon as reasonably practicable following the filing of the motion seeking entry of such Order;”

(f) Section 6.1(c)(v) of the Agreement is hereby amended and restated in its entirety to read as follows:

“obtain a Recognition Order with respect to the UPA Approval Order on or prior to September 12, 2016;”

(g) Section 6.1(c)(vi) of the Agreement is hereby amended and restated in its entirety to read as follows:

“obtain the entry of the Confirmation Order and UPA Consummation Approval Order on or prior to September 9, 2016 and cause the Confirmation Order and UPA Consummation Approval Order to each become a Final Order (and request that such Orders be effective immediately upon entry by the Bankruptcy Court pursuant to a waiver of Rules 3020 and 6004(h) of the Bankruptcy Rules, as applicable), in each case, as soon as reasonably practicable following the filing of the motion seeking entry of such Orders (for the avoidance of doubt, entry of the UPA Consummation Approval Order will be sought at the Confirmation Hearing);”

(h) Section 6.1(c)(vii) of the Agreement is hereby amended and restated in its entirety to read as follows:

“obtain Recognition Orders with respect to the Confirmation Order and the UPA Consummation Approval Order on or prior to September 12, 2016;”

(i) Section 6.1(c)(xi) of the Agreement is hereby amended and restated in its entirety to read as follows:

“consummate and cause the Effective Date to occur on or prior to September 30, 2016 in accordance with the terms of this Agreement and the Plan.”

(j) Section 9.1(c)(iii) of the Agreement is hereby amended and restated in its entirety to read as follows:

“the Bankruptcy Court has not entered the UPA Approval Order on or prior to 5:00 p.m., New York City time on September 9, 2016, in form and substance mutually satisfactory to the Requisite Plan Sponsors and the Company;”

(k) Section 9.1(c)(iv) of the Agreement is hereby amended and restated in its entirety to read as follows:

“the Canadian Court has not granted a Recognition Order with respect to the UPA Approval Order on or prior to 5:00 p.m., New York City time on September 12, 2016;”

(l) Section 9.1(c)(v) of the Agreement is hereby amended and restated in its entirety to read as follows:

“the Bankruptcy Court has not entered the Confirmation Order and UPA Consummation Approval Order on or prior to 5:00 p.m., New York City time on September 9, 2016, in each case, in form and substance mutually satisfactory to the Requisite Plan Sponsors and the Company;”

(m) Section 9.1(c)(vi) of the Agreement is hereby amended and restated in its entirety to read as follows:

“the Canadian Court has not granted the Recognition Order with respect to the Confirmation Order and granted the UPA Recognition Order on or prior to 5:00 p.m., New York City time on September 12, 2016;”

(n) Section 9.1(c)(vii) of the Agreement is hereby amended and restated in its entirety to read as follows:

“the Effective Date has not occurred on or prior to 5:00 p.m., New York City time on September 30, 2016 in accordance with the terms of this Agreement and the Plan;”

(o) Section 9.1(e) of the Agreement is hereby amended and restated in its entirety to read as follows:

“automatically without further action or notice by any Party if the Closing Date has not occurred by 5:00 p.m., New York City time on September 30, 2016, unless prior thereto the Effective Date occurs (the “Outside Date”); provided, however, that the Outside Date may be waived or extended pursuant to Section 10.10 and Section 10.12; or”

(p) Section 10.23 of the Agreement is hereby amended and restated in its entirety to read as follows:

“UPA Approval Order. Notwithstanding anything herein to the contrary, if the UPA Approval Order is not entered by 5:00 p.m., prevailing Eastern time on September 9, 2016, then this Agreement shall be automatically void ab initio, without the necessity of any Person taking any action or giving of any notice.”

(q) Schedule 1 of the Agreement is hereby amended and restated in its entirety to read as set forth on Schedule 1 attached hereto.

(r) Schedule 2 of the Agreement is hereby amended and restated in its entirety to read as set forth on Schedule 2 attached hereto.

(s) Schedule 3-A of the Agreement is hereby amended and restated in its entirety to read as set forth on Schedule 3-A attached hereto.

(t) Schedule 3-B of the Agreement is hereby amended and restated in its entirety to read as set forth on Schedule 3-B attached hereto.

(u) Schedule 5 of the Agreement is hereby amended and restated in its entirety to read as set forth on Schedule 5 attached hereto.

2. Ratification. Except as set forth herein, all provisions of the Agreement remain in full force and effect as originally written.

3. Miscellaneous. This Amendment shall be governed by and construed in accordance with the applicable terms of Article 10 of the Agreement, which are hereby incorporated by reference and shall apply mutatis mutandis as if set forth herein.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first above written.

THE COMPANY:

HORSEHEAD HOLDING CORP.

By:	/s/ James M. Hensler
Name:	James M. Hensler
Title:	Chief Executive Officer and President

[Signature pages of Plan Sponsors on file with the Company]

[Signature page to Amendment No. 1 to Unit Purchase and Support Agreement]